                                                                   Exhibit 10.12


                         SUMMARY OF TERMS AND CONDITIONS
                       $75 MILLION SENIOR CREDIT FACILITY
                                NOVEMBER 9, 2004


BORROWERS:          PRA International ("PRA") and certain of PRA's foreign
                    subsidiaries to be determined (such subsidiaries, collectively with PRA, the "Borrowers"). Although PRA shall be jointly and severally liable for the obligations of each of the Borrowers, the obligations of the foreign subsidiaries that are Borrowers shall be several (and not joint, nor joint and several) with the obligations of PRA and the other Borrowers.

GUARANTORS:         The Facility (as defined below) shall be irrevocably and
                    unconditionally guaranteed by all domestic subsidiaries of PRA existing as of the closing date of the Facility and such other domestic subsidiaries that are subsequently acquired or organized (such domestic subsidiaries, collectively, the "Guarantors") pursuant to guaranty agreements in form and substance satisfactory to the Lenders (each a "Guaranty
                    Agreement"). All Guaranty Agreements shall be guarantees of payment and not of collection.

ADMINISTRATIVE
AGENT: Wachovia Bank, National Association ("Wachovia" or the "Administrative Agent") will act as the sole and exclusive administrative agent.

SOLE LEAD
ARRANGER AND
SOLE BOOK
MANAGER: Wachovia Capital Markets, LLC d/b/a Wachovia Securities (the "Wachovia Securities") will arrange and structure the Facility.

LENDERS: A syndicate of banks and other financial institutions (including Wachovia) arranged by the Lead Arranger, which institutions shall be reasonably acceptable to PRA and the Administrative Agent (collectively, the "Lenders").

FACILITY:           A $75 million revolving credit facility (the "Facility"),
                    with a sublimit to be determined for the issuance of swingline loans (each a "Swingline Loan") and a sublimit to be determined for the issuance of standby letters of credit
                    (each a "Letter of Credit"). Any Swingline Loans and Letters of Credit shall reduce the available commitment under the Facility on a dollar for dollar basis; provided that Swingline Loans shall not be considered usage for purposes of calculating the Commitment Fee. Subject to the limitations described herein Loans may be repaid and reborrowed.

INCREASE IN
COMMITMENT:         At any time after the closing of the Facility until the date that is three (3) years after the closing date and so long as no default or event of default has occurred and is continuing, PRA shall have the right, in consultation with the Administrative Agent (but without the consent of any individual Lender), to request an increase the aggregate principal amount of the Facility in minimum increments of $10 million up to an aggregate increase amount of $50 million. Each Lender shall have the right, but not the obligation, to commit to all or a portion of the proposed increase. PRA may also solicit commitments from third party financial institutions reasonably acceptable to the Administrative Agent and PRA.

SWINGLINE LOANS:    Swingline Loans will be made by Wachovia to PRA on same day notice. Each of the Lenders shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each such Swingline Loan.

LETTERS OF CREDIT:  Letters of Credit will be issued by Wachovia and shall expire no later than the earlier of (i) one (1) year after its date of issuance and (ii) the fifth (5th) business day prior to the Maturity Date. Each of the Lenders shall acquire, under certain circumstances, an irrevocable and unconditional pro rata participation in each such Letter of Credit.

ALTERNATIVE
CURRENCY LOANS:     A portion of the Facility in an amount not to exceed
                    $25 million shall be available for alternative currency loans to the Borrowers (the "Alternative Currency Loans").
                    The Alternative Currency Loans (i) shall be denominated in
                    (a) euro, (b) Pounds Sterling, (c) Canadian Dollars and (d) other readily available and freely tradeable and convertible foreign currencies to be agreed upon (collectively, the "Alternative Currencies") and (ii) shall be subject to the customary terms and procedures of the Administrative Agent with respect thereto. Alternative Currency Loans shall be made at the LIBOR Rate for the applicable Alternative
                    Currency. The Lenders will share ratably in the Alternative
                    Currency Loans. Outstanding Alternative Currency Loans (i) shall reduce availability under the Facility dollar for dollar and (ii) shall be subject to repayment based upon currency fluctuations.

MATURITY DATE:      The Facility shall terminate and all amounts outstanding
                    thereunder shall be due and payable in full upon the fourth
                    (4th) anniversary of the closing date of the Facility (the
                    "Maturity Date").

                    The Facility shall be repaid in full, including any unpaid interest, on the Maturity Date.

PURPOSE: The Facility shall be used (i) to refinance existing indebtedness of the Borrowers (the "Existing Debt"), (ii) for general corporate purposes of the Borrowers and their respective subsidiaries, including, without limitation, working capital, capital expenditures in the ordinary course of business and permitted acquisitions, and (iii) to pay fees and expenses related to the Facility.

SECURITY:           The Facility will be unsecured, with a negative pledge on
                    the material assets of PRA and its subsidiaries (subject to mutually agreeable exceptions).

PRICING, FEES AND
EXPENSES:           See Addendum I.

LOANS UNDER THE
CREDIT FACILITY:    Borrowings may be requested upon four (4) business days
                    notice for LIBOR Rate Loans denominated in Alternative

                    Currencies, three (3) business days notice for LIBOR Rate Loans denominated in Dollars and same business day notice for Base Rate Loans and Swingline Loans. Notice must be given to the Administrative Agent by 11:00 a.m., Charlotte, North Carolina time, on the day on which such notice is required. The aggregate of all outstanding LIBOR Rate Loans, Base Rate Loans, Swingline Loans and Letters of Credit will be considered usage for purposes of determining availability under each applicable Facility; provided that Swingline Loans shall not be considered usage for purposes of calculating the Commitment Fee.

OPTIONAL
PREPAYMENTS;
COMMITMENT
REDUCTIONS:         Base Rate Loans and Swingline Loans may be prepaid at any
                    time without penalty. LIBOR Rate Loans may be prepaid at the end of the applicable Interest Period without penalty.
                    Prepayment of the LIBOR Rate Loans prior to the end of the applicable Interest Period is subject to payment of any funding losses.

                    PRA may at any time permanently reduce the total amount of the Lenders' Commitments under the Facility.

CONDITIONS
PRECEDENT
TO CLOSING:         Customary for facilities of this nature, including, but not limited to, credit documentation satisfactory to the Administrative Agent; legal opinions and other closing documentation satisfactory to the Administrative Agent;
                    consummation of an initial public offering (the "IPO") by PRA of stock on terms and conditions reasonably acceptable to the Administrative Agent and the receipt by PRA of gross cash proceeds from the IPO of at least $50 million;
                    satisfactory solvency certifications; all governmental, shareholder, corporate and third party consents shall have been obtained; no material adverse change including no material pending or threatened litigation, bankruptcy or other proceeding; compliance of the Facility and the transactions contemplated thereby with applicable laws;
                    satisfactory review of all corporate documentation and other legal due diligence; payment in full of all principal, interest and other amounts outstanding in connection with the Existing Debt; and payment of all fees and expenses due to the Administrative Agent and the Administrative Agent's counsel.

CONDITIONS
PRECEDENT TO
ALL BORROWINGS:     Customary for facilities of this nature, including, but not limited to, accuracy of representations and warranties and absence of defaults.

REPRESENTATIONS
AND WARRANTIES:     Customary for facilities of this nature, including, but not limited to, corporate existence; corporate and governmental authorization; enforceability; financial information; no material adverse changes; compliance with laws and agreements (including environmental laws); compliance with ERISA; no material litigation; payment of taxes; tax disclosure; financial condition; and full disclosure.

AFFIRMATIVE
COVENANTS:          Customary for facilities of this nature, including, but not limited to, receipt of financial information; notification of litigation, investigations, tax treatment and other adverse changes; payment and performance of obligations;
                    conduct of business; maintenance of existence; maintenance of property and insurance (including hazard and business interruption coverage); maintenance of records and accounts;
                    inspection of property and books and records; compliance with laws (including environmental laws); payment of taxes;
                    and ERISA.

FINANCIAL
COVENANTS:          Financial covenants shall include, but not be limited to,
                    the following:

                    (a) Maximum Total Leverage Ratio not to exceed 2.25 to 1.00 (with step downs to be determined).

                    (b) Minimum Fixed Charge Coverage Ratio not less than 2.00 to 1.00.

                    (c) Minimum Net Worth of 85% of net worth as of closing plus 50% of net income (to the extent positive) thereafter.

NEGATIVE
COVENANTS:          Customary for facilities of this nature, including, but not limited to, restrictions and limitations on: indebtedness;
                    liens; guaranty obligations; changes in business; mergers;
                    sales of assets; acquisitions (the following acquisitions shall require the prior consent of the Required Lenders: (i) any single acquisition, or series of related acquisitions, which, together with all other acquisitions consummated during the trailing twelve month period, involve cash consideration in excess of $25 million and (ii) any single acquisition, or series of related acquisitions, if the Total
                    Leverage ratio of the Borrower and its subsidiaries, after giving pro forma effect to such acquisition or series of related acquisitions (including pro forma effect to the incurrence or assumption of debt in connection therewith), is not at least 0.25 less than the Maximum Total Leverage
                    Ratio permitted as of the next succeeding fiscal quarter of the Borrower); loans and investments; transactions with affiliates; sale and leaseback transactions; prepayments of or material amendments to indebtedness (including, without limitation, repayment of any subordinated debt); restrictive agreements; dividends, distributions and other restricted payments (including, without limitation, payments with respect to subordinated debt); and changes in fiscal year or accounting method.

EVENTS OF
DEFAULT: Customary for facilities of this nature, including, but not limited to: failure to pay any interest, principal or fees under the Facility when due; failure to perform any covenant or agreement; inaccurate or false representation or warranties; cross defaults (including cross-defaults to defaults under material contracts); actual or asserted invalidity (by any Borrower or any other loan party) of any guaranty, security document or security interest in favor of the Administrative Agent and the Lenders; insolvency or bankruptcy; ERISA; judgment defaults; change in control; and any other events of default deemed reasonably necessary by the Administrative Agent and the Lenders in the context of the proposed transaction.

ASSIGNMENTS &
PARTICIPATIONS:     Each Lender will, subject in certain circumstances to the
                    approval of the Administrative Agent and/or PRA (such consents not to be unreasonably withheld or delayed), be permitted to make assignments in acceptable minimum amounts.
                    Participations shall be permitted in acceptable minimum amounts.

REQUIRED LENDERS:   On any date of determination, those Lenders who collectively hold more than 50% of the Facility, or if the Facility has been terminated, those Lenders who collectively hold more than 50% of the aggregate outstandings.

WAIVERS AND
AMENDMENTS:         Amendments and waivers of the provisions of the credit
                    agreement and other definitive credit documentation will require the approval of the Required Lenders, except that the consent of all the Lenders affected thereby shall be required with respect to (i) increases in the commitment of such Lenders, (ii) reductions of principal, interest or fees, (iii) extensions of scheduled maturities or times for payment, and (iv) releases of all or substantially all of the value of the collateral or guarantees of the Facility, if any.

WAIVER OF JURY
TRIAL, GOVERNING
LAW: Waiver of jury trial, submission to jurisdiction in Charlotte, North Carolina and New York, New York, and mandatory binding arbitration in Charlotte, North Carolina and New York, New York; New York law to govern.

PATRIOT ACT:        To help fight the funding of terrorism and money laundering activities, Federal Law requires U.S. financial institutions to obtain, verify and record information that identifies each person or entity that opens an account and/or enters into a business relationship with such financial institution.

COUNSEL TO
LEAD ARRANGER
AND ADMINISTRATIVE
AGENT:              Kennedy Covington Lobdell & Hickman, L.L.P.

MISCELLANEOUS:      This summary of terms and conditions does not purport to
                    summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive credit documentation for the Facility contemplated hereby.


Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through Wachovia Capital Markets, LLC, Member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

                                   ADDENDUM I

                           PRICING, FEES AND EXPENSES

INTEREST RATE
OPTIONS:            The applicable Borrower's option of:

                    (1) The Base Rate plus the Applicable Base Rate Margin, as set forth in the pricing annex attached hereto as Exhibit A. Loans bearing interest at the Base Rate plus the Applicable Base Rate Margin ("Base Rate Loans") shall be for a minimum amount of $1,000,000 and $500,000 increments in excess thereof.

                         The Base Rate means the greater of (i) the Administrative Agent's Prime Rate or (ii) the overnight federal funds rate plus 0.50%. The Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

                         Swingline Loans shall be maintained solely at the Base Rate plus the Applicable Base Rate Margin and may be borrowed in minimum increments of $100,000.

                    (2) The LIBOR Rate plus the Applicable LIBOR Rate Margin as set forth in the pricing annex attached hereto as Exhibit A. Loans bearing interest at the LIBOR Rate plus the Applicable LIBOR Margin ("LIBOR Rate Loans") shall be for a minimum amount of $1,000,000 and $500,000 increments in excess thereof.

                         The LIBOR Rate shall mean reserve adjusted LIBOR as set forth on Dow Jones Markets Screen Page 3750 or as determined by the Administrative Agent if such information is not available. The LIBOR Rate Option is available for Interest Periods of one (1), two (2), three (3), or six (6) months. No more than six (6) Interest Periods may be in effect at any time.

                         LIBOR Rate interest and all fees shall be calculated on a 360 day basis, while Base Rate interest shall be calculated on a 365/366 day basis.

INTEREST
PAYMENTS:           Interest on Base Rate Loans will be due and payable
                    quarterly in arrears. Interest on LIBOR Rate Loans will be due and payable at the end of each applicable Interest
                    Period or, in the case of a six (6) month LIBOR Rate Loan, every three (3) months.

DEFAULT RATE
INTEREST:           Upon the occurrence and during the continuance of any
                    payment, bankruptcy or insolvency event of default or, at the option of the Required Lenders, upon the occurrence and during the continuance of any other event of default, (i) the Borrowers shall no longer have the option to request
                    LIBOR Rate Loans or Swingline Loans, (ii) all amounts due and payable with respect to LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to such LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (iii) all amounts due and payable with respect to Base Rate Loans and Swingline Loans shall bear interest at a rate per annum equal to two percent
                    (2%) in excess of the rate then applicable to Base Rate
                    Loans. Such interest shall be payable on demand of the Administrative Agent.

COMMITMENT FEE:     The Borrowers shall pay a Commitment Fee, at a rate per
                    annum as reflected on the attached Exhibit A, on the average daily unused portion of the Facility. The Commitment Fee shall be payable quarterly in arrears.

LETTER OF CREDIT
FEES: Issuance Fee. An amount equal to the Applicable LIBOR Rate Margin with respect to the Facility on a per annum basis multiplied by the face amount of each Letter of Credit, payable to the Administrative Agent, for the account of the Lenders, quarterly in arrears.

                    Fronting Fee: An amount equal to 0.125% per annum multiplied by the face amount of each Letter of Credit, payable to the Administrative Agent (as Issuing Lender), for its own account, quarterly in arrears.

                         Other Fees. All normal costs and expenses of the Administrative Agent (as Issuing Lender) in connection with the issuance, transfer or other administration of the Letters of Credit shall be for the account of the Borrowers.

EXPENSES:                The Borrowers shall be responsible for all reasonable
                         legal and other out-of-pocket expenses incurred by the Administrative Agent and the Lead Arranger related to due diligence performed by the Administrative Agent and the Lead Arranger in connection with the transaction, the execution of the loan documentation, and future administration of the definitive credit documentation.

INCREASED COSTS/
CHANGE OF
CIRCUMSTANCES:           Provisions customary in facilities of this type
                         protecting the Lenders in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

                                    EXHIBIT A
                                  Pricing Annex

Pricing to be determined in accordance with the following leverage-based grid, with initial pricing to be set at Level III:

                                                Applicable
                                                 Base Rate               Applicable
     Tier            Leverage Ratio               Margin                LIBOR Margin       Commitment Fee
     ----            --------------               ------                ------------       --------------
        I         > 1.50x                           50 bps                  175 bps                  37.5 bps
        II        > 1.00x, < 1.50x                  25 bps                  150 bps                  37.5 bps
       III        < 1.00x                            0 bps                  125 bps                  25.0 bps

                        [WACHOVIA SECURITIES LETTERHEAD]

                                November 9, 2004


PRA International
8300 Greensboro Drive
Suite 400
McLean, Virginia  22101
Attention:     J. Matthew Bond, Senior Vice-President and Chief
               Financial Officer

        Re:    Commitment for Arrangement of Senior Credit Facility.

Ladies and Gentlemen:

        You have advised us that PRA International ("PRA") seeks financing for itself and certain of its foreign subsidiaries to be determined (such subsidiaries, collectively with PRA, the "Borrowers") to refinance certain existing indebtedness, for ongoing working capital requirements and other general corporate purposes as more fully described in the attached Summary of Terms and Conditions (the "Term Sheet"). The Term Sheet describes the general terms and conditions for an aggregate $75 million senior revolving credit facility (the "Facility").

        Based upon and subject to the terms and conditions set forth in this Commitment Letter (the "Commitment Letter"), in the Term Sheet and in the fee letter of even date (the "Fee Letter"), Wachovia Bank, National Association ("Wachovia") is pleased to advise you of its commitment to provide the Facility and act as administrative agent in respect thereof. As set forth more fully below and in the Term Sheet, the closing of the Facility is subject to certain conditions precedent. Although Wachovia is committing to provide the Facility on the terms referenced herein and in the Term Sheet, Wachovia Capital Markets, LLC d/b/a Wachovia Securities (1) ("Wachovia Securities"), hereby agrees, and you hereby appoint Wachovia Securities, to act as sole lead arranger and sole book manager for the Facility in connection with arranging a syndicate of banks and financial institutions (collectively, the "Lenders") reasonably acceptable to PRA and Wachovia Securities to provide all or a portion of the Facility. Wachovia will act as sole and exclusive administrative agent for any such Lenders.

        It is understood and agreed that Wachovia Securities, after consultation with you, will manage and control all aspects of the syndication, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be


--------------
(1) Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through Wachovia Capital Markets, LLC, Member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

accepted and the final allocations of the commitments among the Lenders. You also acknowledge and agree that the services of Wachovia as sole administrative agent and the services of Wachovia Securities as sole lead arranger and sole book manager will be on an exclusive basis during the term of this Commitment Letter and that, during such term, no other bank or other financial institution will be engaged or otherwise consulted or contacted by you regarding any other proposed senior bank facility for PRA or its subsidiaries. In addition, you agree that no other agents, co-agents, arrangers or book managers will be appointed, no other titles will be awarded and no compensation (other than to Wachovia and Wachovia Securities or as expressly contemplated by the Term Sheet or the Fee Letter) will be paid in connection with the Facility unless agreed by Wachovia Securities. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at our sole discretion and that any syndication prior to execution of the definitive documentation for the Facility will reduce the commitment of Wachovia.

        The commitments of Wachovia and Wachovia Securities hereunder are based upon the financial and other information regarding PRA and its subsidiaries previously provided to us. Accordingly, the commitments hereunder are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to us in our sole discretion:

        (i) each of the terms and conditions set forth herein and in the Term Sheet;

        (ii) the absence of a material breach of any representation, warranty or agreement of PRA set forth herein;

        (iii) no change, occurrence or development that could, in our opinion, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of PRA and its subsidiaries taken as a whole shall have occurred or become known to us;

        (iv) the information concerning PRA and its subsidiaries shall not, in our judgment, differ in any material adverse manner from the information and other matters previously disclosed to us prior to date hereof;

        (v) the completion, to our satisfaction, all legal and tax due diligence with respect to the business, assets, liabilities, operations, condition (financial or otherwise) and prospects of PRA and its subsidiaries in scope and determination satisfactory to us in our sole discretion;

        (vi) compliance with all applicable laws and regulations by PRA and its subsidiaries (including compliance of this Commitment Letter and the transactions described herein with all applicable federal banking laws, rules and regulations);

        (vii) our satisfaction that, prior to and during the primary syndication of the Facility, there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of PRA or any of its subsidiaries, except with the prior written consent of Wachovia and Wachovia Securities;

        (viii) the negotiation, execution and delivery of definitive documentation for the Facility consistent with the Term Sheet and otherwise satisfactory to us;

        (ix) there not having occurred any material disruption or adverse change in the financial, banking or capital markets that could, in our reasonable judgment, impair the syndication of the Facility; and

        (x) Wachovia Securities shall have had a reasonable opportunity and reasonable period of time in which to complete a syndication of the Facility.

        You agree to actively assist Wachovia Securities (including, if applicable, after the closing of the Facility) in achieving a syndication of the Facility that is satisfactory to Wachovia Securities and you. Such syndication may be accomplished by a variety of means, including direct contact during the syndication between senior management and advisors of PRA and its subsidiaries, and the proposed Lenders. To assist Wachovia Securities in the syndication efforts you hereby agree (i) to provide and cause your advisors to provide Wachovia Securities and the proposed Lenders upon request with all information deemed reasonably necessary by Wachovia Securities to complete the syndication, including, but not limited to, information and evaluations prepared by you and any of your subsidiaries and their advisors, or on their behalf, relating to the transactions contemplated hereby, (ii) to assist Wachovia Securities upon its reasonable request in the preparation of an information memorandum to be used in connection with the syndication of the Facility, (iii) to use your commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending and investment banking relationships, and (iv) to otherwise assist Wachovia Securities in its syndication efforts, including making officers and advisors of PRA and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of PRA and its subsidiaries, as appropriate, at a meeting or meetings of Lenders or prospective Lenders.

        You hereby represent, warrant and covenant that (i) all information, other than Projections (as defined below), which has been or is hereafter made available to Wachovia, Wachovia Securities or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby ("Information") is and will be complete and correct in all material respects as of the date made available to Wachovia, Wachovia Securities or the Lenders and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections concerning PRA and its subsidiaries that have been or are hereafter made available to Wachovia, Wachovia Securities or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon assumptions you believe to be reasonable. You agree to furnish to us such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date so that the representation, warranty and covenant in the preceding sentence is correct on the closing date. In arranging and syndicating the Facility, Wachovia and Wachovia Securities will be using and relying on the Information and the Projections without responsibility for independent verification thereof.

        By executing this Commitment Letter, you agree, from time to time on demand, to (i) pay the reasonable fees, disbursements and other charges of Kennedy Covington Lobdell & Hickman, L.L.P., as counsel to Wachovia and Wachovia Securities and (ii) pay or reimburse Wachovia and Wachovia Securities for all reasonable out-of-pocket fees, syndication expenses and other expenses, in each case incurred before or after the date hereof in connection with the Facility and the other transactions contemplated hereby (including, but not limited to, the preparation and execution of the Commitment Letter, the Term Sheet, the Fee Letter and the definitive documentation for the Facility and future administration of the definitive documentation for the Facility).

        By executing this Commitment Letter, you further agree to indemnify Wachovia, Wachovia Securities, each other Lender and each affiliate, partner, director, officer, employee, agent and advisor of Wachovia, Wachovia Securities, each other Lender and each of their respective affiliates (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by PRA or any of its subsidiaries arising out of, in connection with, or as a result of
(i) the execution or delivery of this Commitment Letter, the Term Sheet, the Fee Letter or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any use or proposed use of the Facility, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by PRA or any of its subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by PRA or any of its subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any of the definitive credit documentation, if PRA or such subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnitee shall have at common law or otherwise. This Commitment Letter is addressed solely to PRA and is not intended to confer any obligations to or on, or benefits to or on, any third party. No Indemnitee shall be liable for any damages arising from the use by others of Information or other materials obtained through internet, Intralinks or other similar transmission systems in connection with the Facility. In addition, no Indemnitee shall be responsible or liable for consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheet or the Fee Letter.

        The terms of this Commitment Letter, the Fee Letter and the Term Sheet are confidential and may not be disclosed by you in whole or in part to any third party without the prior consent of Wachovia and Wachovia Securities, except for disclosure on a confidential basis to your attorneys, financial advisors and accountants, in each case in connection with your evaluation hereof and to the extent necessary in your reasonable judgment or as may be required by law.

You acknowledge and agree that Wachovia and Wachovia Securities may share with their respective affiliates any information relating to the Facility, PRA and its subsidiaries. You further acknowledge and agree to the disclosure by Wachovia and Wachovia Securities of information relating to the Facility to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications. Furthermore, Wachovia and Wachovia Securities hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), each of them is required to obtain, verify and record information that identifies you in accordance with the Act.

        The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment of Wachovia or Wachovia Securities hereunder.

        This Commitment Letter and the Term Sheet do not summarize all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in the definitive credit documentation for the Facility and the transactions contemplated thereby. Wachovia and Wachovia Securities shall have the right to require that such credit documentation include, in addition to the provisions outlined herein and in the Term Sheet, provisions considered appropriate by Wachovia and Wachovia Securities for this type of financing transaction, as well as provisions that Wachovia and Wachovia Securities may deem appropriate after they are afforded the opportunity to conduct and complete, to their satisfaction, the due diligence review described above.

        Wachovia shall have the right to review and approve any public announcement or public filing made after the date hereof relating to any of the transactions contemplated hereby or relating to Wachovia or any of its affiliates, as the case may be, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

        Wachovia's commitment with respect to the Facility set forth above shall terminate at 5:00 p.m. on November 11, 2004 (the "Acceptance Deadline"), unless this Commitment Letter and the Fee Letter are accepted by PRA in writing and delivered to Wachovia Securities prior to such time. Following acceptance by you, this Commitment Letter shall expire at 5:00 p.m. on January 14, 2005 unless the Facility is closed by such time.

        This Commitment Letter, together with the Term Sheet and the Fee Letter, embodies the entire agreement and understanding between Wachovia, Wachovia Securities and PRA with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by Wachovia or Wachovia Securities to make any oral or written statements inconsistent with this Commitment Letter.

        This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York. Each of us hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Term Sheet, the Fee Letter, the transactions contemplated hereby and thereby or the actions of Wachovia and Wachovia Securities in the negotiation, performance or enforcement hereof and thereof. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof; provided that such facsimile transmission shall be promptly followed by the original thereof.

        This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Wachovia, Wachovia Securities and PRA.

        This Commitment Letter may not be assigned by PRA without the prior written consent of Wachovia and Wachovia Securities (and any purported assignment without such consent shall be null and void).




        Please indicate your acceptance of this Commitment Letter and the Term Sheet by signing in the space provided and returning the original copy to us prior to the Acceptance Deadline. Wachovia Securities is pleased to have the opportunity to assist you in connection with this proposed financing transaction.

                              Very truly yours,

                              WACHOVIA BANK, NATIONAL ASSOCIATION



                              WACHOVIA CAPITAL MARKETS, LLC



Accepted and Agreed to:

PRA INTERNATIONAL

                        [WACHOVIA SECURITIES LETTERHEAD]


                                November 9, 2004


PRA International
8300 Greensboro Drive
Suite 400
McLean, Virginia  22101
Attention:     J. Matthew Bond, Senior Vice-President and Chief
               Financial Officer

        Re:    Senior Credit Facility Fee Letter

Ladies and Gentlemen:

        This letter is the fee letter (the "Fee Letter") referred to in that certain commitment letter of even date herewith (the "Commitment Letter") from Wachovia Bank, National Association ("Wachovia") and Wachovia Capital Markets, LLC ("Wachovia Securities"*) to PRA International ("PRA"), whereby Wachovia has furnished its commitment to provide to PRA and certain of its foreign subsidiaries to be determined (such subsidiaries, collectively with PRA, the "Borrowers") a senior revolving credit facility in the aggregate principal amount of $75 million (the "Facility"), subject to the terms and conditions set forth therein and in the Term Sheet attached thereto. Capitalized terms used herein without definition shall have the meanings given to them in the Commitment Letter or the Term Sheet.

        In connection with the Commitment Letter, you hereby agree with Wachovia and Wachovia Securities as follows:

               (a) Underwriting Fee. As consideration for Wachovia to execute and deliver the Commitment Letter and provide its commitment set forth therein, PRA hereby agrees to pay to Wachovia, for its own account, an underwriting fee equal to the greater of (i) 1.00% of the aggregate principal amount of the Facility as set forth in the Commitment Letter or (ii) $750,000 (the "Underwriting Fee"), which such Underwriting Fee shall be deemed to be fully earned and due and payable upon the closing date of the Facility.

               (b) Administrative Agent Fee. As consideration for Wachovia to agree to act as Administrative Agent in connection with the Facility, PRA agrees to pay to Wachovia,

-----------
* Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through Wachovia Capital Markets, LLC, Member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

        for its own account and in its capacity as Administrative Agent, an annual administrative fee in the amount of $30,000, due and payable in advance on the closing date of the Facility and thereafter on each anniversary of the closing date of the Facility until the Facility has been terminated and all amounts owing thereunder are paid in full.

        The Borrowers agree that all of the fees set forth in this Fee Letter shall be fully-earned upon becoming due and payable in accordance with the terms hereof, shall be paid in immediately available funds when due and payable, shall be non-refundable under any circumstance, and shall be in addition to any other fee, cost or expense payable pursuant to the Facility, including, without limitation, all reasonable out-of-pocket expenses, syndication expenses and other expenses of Wachovia or Wachovia Securities. PRA further agrees to pay, and agrees to cause the other Borrowers to pay, the unused commitment fee and other fees in the amounts and at the times set forth in the Term Sheet. In addition, all of the fees set forth in this Fee Letter shall not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute PRA or any of its subsidiaries may have. It is understood that no Lender participating in the Facility will receive compensation from PRA or any of its subsidiaries outside the terms contained herein, in the Commitment Letter and in the Term Sheet in order to obtain its commitment. Wachovia and Wachovia Securities may allocate among their affiliates any of the fees payable hereunder in their sole discretion.

        Wachovia Securities shall be entitled, after consultation with you, to change the pricing, terms, allocation or structure of the Facility, either before or within a period of forty-five (45) days after the closing of the Facility, if Wachovia Securities determines in its sole discretion that such changes are advisable in order to ensure a successful syndication (a successful syndication being one in which Wachovia is able to achieve its targeted hold level of $25 million) or an optimal capital structure; provided that the total amount of the Facility shall remain unchanged. The commitments of Wachovia and Wachovia Securities under the Commitment Letter are subject to the agreements in this paragraph. The Term Sheet shall be deemed to be amended to reflect such changes and the syndication process shall continue. The agreements in this paragraph shall survive the closing of the Facility.

        Wachovia agrees that it will provide to PRA a discount in the amount set forth below from the customary amount of any future underwriting fee (as determined based on then current market conditions, such fee, the "Future Underwriting Fee") payable to Wachovia in connection with any senior bank credit financing fully underwritten by Wachovia (a "Future Facility") and closed during the corresponding period set forth below; provided that (a) Wachovia acts as the sole and exclusive administrative agent and Wachovia Securities acts as the sole and exclusive lead arranger and book manager with respect to such Future Facility, and (b) the aggregate amount of such Future Facility equals or exceeds $75 million.

--------------------------------------------------------------------------------------
              AMOUNT OF REDUCTION                          PERIOD
--------------------------------------------------------------------------------------
                                        On or prior to the first anniversary of the
                  $225,000.00                   closing date of the Facility
--------------------------------------------------------------------------------------
                                        On or prior to the second anniversary of the
                  $187,500.00                   closing date of the Facility
--------------------------------------------------------------------------------------
                     $0.00                               Thereafter
--------------------------------------------------------------------------------------

Notwithstanding the foregoing, Wachovia shall not be required to provide such discount to PRA to the extent that such discount would result in the amount of the Future Underwriting Fee payable to Wachovia, after deducting the amount of any portion of the Future Underwriting Fee to be paid to potential lenders to obtain their commitment to the Future Facility, to be less that 25 bps of the aggregate amount of the Future Facility.

        Except as required by applicable law, this Fee Letter and the contents hereof shall not be disclosed by PRA or any of its subsidiaries to any third party without the prior written consent of Wachovia and Wachovia Securities, other than as permitted by the Commitment Letter.

        This Fee Letter, together with the Term Sheet and the Commitment Letter, embodies the entire agreement and understanding between Wachovia, Wachovia Securities and PRA with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by Wachovia or Wachovia Securities to make any oral or written statements inconsistent with this Fee Letter.

        This Fee Letter shall be governed by and construed in accordance with the laws of the State of New York. Each of us hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Fee Letter, the transactions contemplated hereby or the actions of Wachovia and Wachovia Securities in the negotiation, performance or enforcement hereof. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof; provided that such facsimile transmission shall be promptly followed by the original thereof.

        This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Wachovia, Wachovia Securities and PRA.

        This Fee Letter may not be assigned by PRA or any other Borrower without the prior written consent of Wachovia and Wachovia Securities (and any purported assignment without such consent shall be null and void).

        It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation on the part of Wachovia or Wachovia Securities to provide any financing; such an obligation will only arise under the Commitment Letter, and only in accordance with the terms thereof, if accepted in accordance with its terms.

        The commitments of Wachovia and Wachovia Securities as set forth in the Commitment Letter are subject to the receipt of a signed copy of this Fee Letter, together with a signed copy of the Commitment Letter. If you are in agreement with the foregoing, please sign the enclosed copy of this Fee Letter and return it to Wachovia and Wachovia Securities, together with an executed copy of the Commitment Letter by no later than the Acceptance Deadline.

                           Very truly yours,

                           WACHOVIA BANK, NATIONAL ASSOCIATION



                           WACHOVIA CAPITAL MARKETS, LLC




Accepted and Agreed to:

PRA INTERNATIONAL